UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2019

GULFSLOPE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1331 Lamar St., Suite 1665

Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 918-4100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GSPE	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On November 1, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of GulfSlope Energy, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and provided BDO with notice of such dismissal.

During the fiscal years ended September 30, 2018 and 2017, and the subsequent interim periods through November 1, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their reports; and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (the “2018 10-K”) and as reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “June 2019 10-Q”), the Company reported material weaknesses in its internal control over financial reporting. In particular, as of September 30, 2018, the Company concluded its internal control over financial reporting was not effective due to insufficient control activities related to the review and monitoring of Company contracts to ensure the proper accounting for such contracts, and as of March 31 and June 30, 2019, the Company concluded that its internal control over financial reporting was not effective due to the lack of effective controls over the valuation of accounts receivable.

BDO’s reports on the condensed financial statements of the Company as of and for the fiscal years ended September 30, 2018 and September 30, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s reports for the fiscal years ended September 30, 2018 and 2017 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

The Company has provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements herein. A copy of BDO’s letter, dated November 6, 2019, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Independent Registered Accounting Firm

On November 1, 2019, the Audit Committee approved the engagement of Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2019.

During the fiscal years ended September 30, 2018 and September 30, 2017, and the subsequent interim periods through June 30, 2019, neither the Company nor anyone on its behalf has consulted with PKF regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

16.1	Letter from BDO USA, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019

GULFSLOPE ENERGY, INC.

/s/ John N. Seitz
Name:	John N. Seitz
Title:	Chief Executive Officer